Exhibit 99.1

For Immediate Release

For more information:

Jefferson Harralson

Chief Financial Officer

(864) 240-6208

Jefferson_Harralson@ucbi.com

United Community Banks, Inc. Reports Third Quarter Results

Strong Financial Performance and Continued Business Expansion

GREENVILLE, SC – October 20, 2020 - United Community Banks, Inc. (NASDAQ: UCBI) (United) today reported third quarter financial results, including solid year-over-year loan and deposit growth and record operating efficiency. United delivered net income of $47.6 million and pre-tax pre-provision income of $81.2 million. Diluted earnings per share of $0.52 for the quarter represented a decrease of $0.08 or 13%, from a year ago. This decline is largely due to an increase in credit loss provisioning associated with loan growth and the acquisition of Seaside National Bank & Trust (Seaside) along with net interest margin declines largely driven by declines in market interest rates. Compared to the second quarter, diluted earnings per share were up by $0.20 or 63%. Excluding merger-related and other charges, diluted operating earnings per share were $0.55, also down 13% from last year, but up $0.23 per share or 72% compared to second quarter. United’s GAAP return on assets (ROA) was 1.07% and its return on common equity was 10.1% for the quarter. On an operating basis, United’s ROA was 1.14% and its return on tangible common equity was 13.5%. On a pre-tax, pre-provision basis, and excluding merger-related and other charges, ROA was 1.93%.

Chairman and CEO Lynn Harton stated, “While the future economic and operating environment remains uncertain, I am pleased with the financial strength and resilience of the company and the dedication of our employees who consistently provide outstanding customer service. Our markets continue to recover from the economic effects of the pandemic and I am pleased to report that loan payment deferrals have declined from a peak of $1.9 billion, or 15.9% of the total loan portfolio at June 30, 2020 to $365 million, or 3.1% of the total loan portfolio at September 30, 2020.”

Harton continued, “Our acquisition of Seaside, which closed on July 1st, positions us well in attractive Florida markets and we are pleased with the talent of the Seaside team and the deep relationships they have built with their clients. We plan to pilot Seaside’s high net worth offering of asset management and trust services in select markets of United’s footprint in the late fourth quarter. Additionally, we have made solid progress on the business integration and are already moving forward with additional products, including mortgage, middle market, commercial real estate, SBA, asset-based and non-profit lending, to compliment Seaside’s product offerings. We are proud to welcome Seaside to the United team.”

Total loans increased by $1.7 billion during the quarter—primarily driven by the acquisition of Seaside. Excluding the effects of the acquisition, core organic loan growth was 8% annualized. Core transaction deposits grew by $1.7 billion during the quarter, with $1.3 billion resulting from the Seaside acquisition, supplemented by approximately $400 million in organic growth. United’s cost of deposits decreased by 13 basis points to 0.25%. The net interest margin decreased 15 basis points from the second quarter due to a combination of factors, including lower overall market rates.

Mr. Harton concluded, “We are focused on our long-term goal of remaining a top performer in our peer group. While this is a difficult environment in which to forecast future economic conditions, we are encouraged by increasing business activity in our markets and stable credit performance in our portfolio to date. Our strong balance sheet position gives us the ability to continue to support our customers and communities, and we believe we will be well positioned to be able to take advantage of expansion opportunities in the future.”

Third Quarter 2020 Financial Highlights:

•	EPS decreased by 13% compared to last year on both a GAAP and operating basis; compared to second quarter, EPS increased by 63% on a GAAP basis and 72% on an operating basis

•	Return on assets of 1.07%, or 1.14% excluding merger-related and other charges

•	Pre-tax, pre-provision return on assets of 1.86%, or 1.93% excluding merger-related and other charges

•	Return on common equity of 10.1%

•	Return on tangible common equity of 13.5%, excluding merger-related and other charges

•	A provision for credit losses of $21.8 million of which $10.7 million is attributable to establishing an allowance for credit losses for Seaside’s acquired loans

•	Loan production of $1.0 billion and loan growth of $1.7 billion with $1.4 billion attributable to loans acquired from Seaside and core loan growth at an annualized rate of 8% for the quarter

•	Core transaction deposits were up $1.7 billion with $1.3 billion attributable to Seaside and approximately $400 million in organic growth, which represents a 15% annualized growth rate for the quarter

•	Net interest margin of 3.27% was down 15 basis points from the second quarter, reflecting the low rate environment, the Seaside acquisition, and increasing balance sheet liquidity

•	Record mortgage rate locks of $910 million, which is $108 million or 13% higher than the previous record set in the second quarter; this compares to $508 million a year ago

•	Noninterest income was up $7.7 million on a linked quarter basis, excluding net securities gains; Seaside contributed nearly $2.5 million of the increase and mortgage loan and related fees were up $1.5 million, primarily driven by record mortgage rate locks and production

•	Efficiency ratio of 54.1%, or a record low 52.2% excluding merger-related and other charges

•	Net charge-offs of $2.5 million, or 9 basis points as a percent of average loans, down 16 basis points from in the second quarter

•	Nonperforming assets of 0.29% of total assets, which is down 3 basis points compared to June 30, 2020

•	Total deferrals of $365 million or 3% of the total loan portfolio compared to $1.9 billion or 16% in the second quarter

•	$500,000 of funding for the United Community Bank Foundation, adding to the initial $1 million contribution in the second quarter for charities and causes throughout the footprint

Conference Call

United will hold a conference call, Wednesday, October 21, 2020, at 11 a.m. ET to discuss the contents of this press release and to share business highlights for the quarter. To access the call, dial (877) 380-5665 and use the conference number 7466997. The conference call also will be webcast and available for replay for 30 days by selecting “Events & Presentations” within the Investor Relations section of United’s website at www.ucbi.com.

UNITED COMMUNITY BANKS, INC.

Selected Financial Information

	2020			2019			For the Nine Months Ended September 30,
(in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Third Quarter 2020 - 2019 Change	2020	2019	YTD 2020 - 2019 Change
INCOME SUMMARY
Interest revenue	$141,773	$123,605	$136,547	$136,419	$140,615		$401,925	$416,287
Interest expense	13,319	14,301	17,941	19,781	21,277		45,561	63,531
Net interest revenue	128,454	109,304	118,606	116,638	119,338	8%	356,364	352,756	1%
Provision for credit losses	21,793	33,543	22,191	3,500	3,100		77,527	9,650
Noninterest income	48,682	40,238	25,814	30,183	29,031	68	114,734	74,530	54
Total revenue	155,343	115,999	122,229	143,321	145,269	7	393,571	417,636	(6)
Expenses	95,981	83,980	81,538	81,424	82,924	16	261,499	240,821	9
Income before income tax expense	59,362	32,019	40,691	61,897	62,345	(5)	132,072	176,815	(25)
Income tax expense	11,755	6,923	8,807	12,885	13,983	(16)	27,485	40,106	(31)
Net income	47,607	25,096	31,884	49,012	48,362	(2)	104,587	136,709	(23)
Merger-related and other charges	3,361	397	808	(74)	2,605		4,566	7,431
Income tax benefit of merger-related and other charges	(519)	(87)	(182)	17	(600)		(788)	(1,712)
Net income - operating (1)	$50,449	$25,406	$32,510	$48,955	$50,367	—	$108,365	$142,428	(24)

Pre-tax pre-provision income (5)	$81,155	$65,562	$62,882	$65,397	$65,445	24	$209,599	$186,465	12

PERFORMANCE MEASURES
Per common share:
Diluted net income - GAAP	$0.52	$0.32	$0.40	$0.61	$0.60	(13)	$1.25	$1.70	(26)
Diluted net income - operating (1)	0.55	0.32	0.41	0.61	0.63	(13)	1.29	1.77	(27)
Cash dividends declared	0.18	0.18	0.18	0.18	0.17	6	0.54	0.50	8
Book value	21.45	21.22	20.80	20.53	20.16	6	21.45	20.16	6
Tangible book value (3)	17.09	16.95	16.52	16.28	15.90	7	17.09	15.90	7
Key performance ratios:
Return on common equity - GAAP (2)(4)	10.06%	6.17%	7.85%	12.07%	12.16%		8.11%	11.83%
Return on common equity - operating (1)(2)(4)	10.69	6.25	8.01	12.06	12.67		8.40	12.32
Return on tangible common equity - operating (1)(2)(3)(4)	13.52	8.09	10.57	15.49	16.38		10.76	15.92
Return on assets - GAAP (4)	1.07	0.71	0.99	1.50	1.51		0.93	1.45
Return on assets - operating (1)(4)	1.14	0.72	1.01	1.50	1.58		0.97	1.51
Return on assets - pre-tax pre-provision (4)(5)	1.86	1.86	1.95	2.00	2.05		1.89	1.98
Return on assets - pre-tax pre-provision, excluding merger- related and other charges (1)(4)(5)	1.93	1.87	1.98	2.00	2.13		1.93	2.06
Net interest margin (fully taxable equivalent) (4)	3.27	3.42	4.07	3.93	4.12		3.55	4.11
Efficiency ratio - GAAP	54.14	55.86	56.15	54.87	55.64		55.30	56.09
Efficiency ratio - operating (1)	52.24	55.59	55.59	54.92	53.90		54.34	54.36
Equity to total assets	11.47	11.81	12.54	12.66	12.53		11.47	12.53
Tangible common equity to tangible assets (3)	8.89	9.12	10.22	10.32	10.16		8.89	10.16

ASSET QUALITY
Nonperforming loans	$49,084	$48,021	$36,208	$35,341	$30,832	59	$49,084	$30,832	59
Foreclosed properties	953	477	475	476	102		953	102
Total nonperforming assets ("NPAs")	50,037	48,498	36,683	35,817	30,934	62	50,037	30,934	62
Allowance for credit losses - loans	134,256	103,669	81,905	62,089	62,514	115	134,256	62,514	115
Net charge-offs	2,538	6,149	8,114	3,925	2,723	(7)	16,801	8,291	103
Allowance for credit losses - loans to loans	1.14%	1.02%	0.92%	0.70%	0.70%		1.14%	0.70%
Net charge-offs to average loans (4)	0.09	0.25	0.37	0.18	0.12		0.22	0.13
NPAs to loans and foreclosed properties	0.42	0.48	0.41	0.41	0.35		0.42	0.35
NPAs to total assets	0.29	0.32	0.28	0.28	0.24		0.29	0.24

AVERAGE BALANCES ($ in millions)
Loans	$11,644	$9,773	$8,829	$8,890	$8,836	32	$10,088	$8,647	17
Investment securities	2,750	2,408	2,520	2,486	2,550	8	2,560	2,701	(5)
Earning assets	15,715	12,958	11,798	11,832	11,568	36	13,498	11,534	17
Total assets	17,013	14,173	12,944	12,946	12,681	34	14,718	12,600	17
Deposits	14,460	12,071	10,915	10,924	10,531	37	12,490	10,462	19
Shareholders’ equity	1,948	1,686	1,653	1,623	1,588	23	1,763	1,533	15
Common shares - basic (thousands)	87,129	78,920	79,340	79,659	79,663	9	81,815	79,714	3
Common shares - diluted (thousands)	87,205	78,924	79,446	79,669	79,667	9	81,876	79,718	3

AT PERIOD END ($ in millions)
Loans	$11,799	$10,133	$8,935	$8,813	$8,903	33	$11,799	$8,903	33
Investment securities	3,089	2,432	2,540	2,559	2,515	23	3,089	2,515	23
Total assets	17,153	15,005	13,086	12,916	12,809	34	17,153	12,809	34
Deposits	14,603	12,702	11,035	10,897	10,757	36	14,603	10,757	36
Shareholders’ equity	1,967	1,772	1,641	1,636	1,605	23	1,967	1,605	23
Common shares outstanding (thousands)	86,611	78,335	78,284	79,014	78,974	10	86,611	78,974	10
(1)	Excludes merger-related and other charges which includes termination of pension plan in the third quarter of 2019, executive retirement charges in the second quarter of 2019 and amortization of certain executive change of control benefits.
(2)	Net income divided by average realized common equity, which excludes accumulated other comprehensive income (loss).
(3)	Excludes effect of acquisition related intangibles and associated amortization.
(4)	Annualized.
(5)	Excludes income tax expense and provision for credit losses.

UNITED COMMUNITY BANKS, INC.

Non-GAAP Performance Measures Reconciliation

Selected Financial Information

	2020			2019		For the Nine Months Ended September 30,
(in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	2020	2019
Expense reconciliation
Expenses (GAAP)	$95,981	$83,980	$81,538	$81,424	$82,924	$261,499	$240,821
Merger-related and other charges	(3,361)	(397)	(808)	74	(2,605)	(4,566)	(7,431)
Expenses - operating	$92,620	$83,583	$80,730	$81,498	$80,319	$256,933	$233,390

Net income to operating income reconciliation
Net income (GAAP)	$47,607	$25,096	$31,884	$49,012	$48,362	$104,587	$136,709
Merger-related and other charges	3,361	397	808	(74)	2,605	4,566	7,431
Income tax benefit of merger-related and other charges	(519)	(87)	(182)	17	(600)	(788)	(1,712)
Net income - operating	$50,449	$25,406	$32,510	$48,955	$50,367	$108,365	$142,428

Net income to pre-tax pre-provision income reconciliation
Net income (GAAP)	$47,607	$25,096	$31,884	$49,012	$48,362	$104,587	$136,709
Income tax expense	11,755	6,923	8,807	12,885	13,983	27,485	40,106
Provision for credit losses	21,793	33,543	22,191	3,500	3,100	77,527	9,650
Pre-tax pre-provision income	$81,155	$65,562	$62,882	$65,397	$65,445	$209,599	$186,465

Diluted income per common share reconciliation
Diluted income per common share (GAAP)	$0.52	$0.32	$0.40	$0.61	$0.60	$1.25	$1.70
Merger-related and other charges, net of tax	0.03	—	0.01	—	0.03	0.04	0.07
Diluted income per common share - operating	$0.55	$0.32	$0.41	$0.61	$0.63	$1.29	$1.77

Book value per common share reconciliation
Book value per common share (GAAP)	$21.45	$21.22	$20.80	$20.53	$20.16	$21.45	$20.16
Effect of goodwill and other intangibles	(4.36)	(4.27)	(4.28)	(4.25)	(4.26)	(4.36)	(4.26)
Tangible book value per common share	$17.09	$16.95	$16.52	$16.28	$15.90	$17.09	$15.90

Return on tangible common equity reconciliation
Return on common equity (GAAP)	10.06%	6.17%	7.85%	12.07%	12.16%	8.11%	11.83%
Merger-related and other charges, net of tax	0.63	0.08	0.16	(0.01)	0.51	0.29	0.49
Return on common equity - operating	10.69	6.25	8.01	12.06	12.67	8.40	12.32
Effect of goodwill and other intangibles	2.83	1.84	2.56	3.43	3.71	2.36	3.60
Return on tangible common equity - operating	13.52%	8.09%	10.57%	15.49%	16.38%	10.76%	15.92%

Return on assets reconciliation
Return on assets (GAAP)	1.07%	0.71%	0.99%	1.50%	1.51%	0.93%	1.45%
Merger-related and other charges, net of tax	0.07	0.01	0.02	—	0.07	0.04	0.06
Return on assets - operating	1.14%	0.72%	1.01%	1.50%	1.58%	0.97%	1.51%

Return on assets to return on assets- pre-tax pre-provision reconciliation
Return on assets (GAAP)	1.07%	0.71%	0.99%	1.50%	1.51%	0.93%	1.45%
Income tax expense	0.28	0.20	0.27	0.39	0.44	0.26	0.43
Provision for credit losses	0.51	0.95	0.69	0.11	0.10	0.70	0.10
Return on assets - pre-tax, pre-provision	1.86	1.86	1.95	2.00	2.05	1.89	1.98
Merger-related and other charges	0.07	0.01	0.03	—	0.08	0.04	0.08
Return on assets - pre-tax pre-provision, excluding merger-related and other charges	1.93%	1.87%	1.98%	2.00%	2.13%	1.93%	2.06%

Efficiency ratio reconciliation
Efficiency ratio (GAAP)	54.14%	55.86%	56.15%	54.87%	55.64%	55.30%	56.09%
Merger-related and other charges	(1.90)	(0.27)	(0.56)	0.05	(1.74)	(0.96)	(1.73)
Efficiency ratio - operating	52.24%	55.59%	55.59%	54.92%	53.90%	54.34%	54.36%

Tangible common equity to tangible assets reconciliation
Equity to total assets (GAAP)	11.47%	11.81%	12.54%	12.66%	12.53%	11.47%	12.53%
Effect of goodwill and other intangibles	(2.02)	(2.05)	(2.32)	(2.34)	(2.37)	(2.02)	(2.37)
Effect of preferred equity	(0.56)	(0.64)	—	—	—	(0.56)	—
Tangible common equity to tangible assets	8.89%	9.12%	10.22%	10.32%	10.16%	8.89%	10.16%

UNITED COMMUNITY BANKS, INC.

Financial Highlights

Loan Portfolio Composition at Period-End

	2020			2019		Linked	Year over
(in millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Quarter Change	Year Change
LOANS BY CATEGORY
Owner occupied commercial RE	$2,009	$1,759	$1,703	$1,720	$1,692	$250	$317
Income producing commercial RE	2,493	2,178	2,065	2,008	1,934	315	559
Commercial & industrial	1,788	1,219	1,310	1,221	1,271	569	517
Paycheck protection program	1,317	1,095	—	—	—	222	1,317
Commercial construction	987	946	959	976	1,001	41	(14)
Equipment financing	823	779	761	745	729	44	94
Total commercial	9,417	7,976	6,798	6,670	6,627	1,441	2,790
Residential mortgage	1,270	1,152	1,128	1,118	1,121	118	149
Home equity lines of credit	707	654	668	661	669	53	38
Residential construction	257	230	216	236	229	27	28
Consumer	148	121	125	128	257	27	(109)
Total loans	$11,799	$10,133	$8,935	$8,813	$8,903	$1,666	$2,896

LOANS BY MARKET
North Georgia	$945	$951	$958	$967	$1,002	$(6)	$(57)
Atlanta	1,853	1,852	1,820	1,762	1,740	1	113
North Carolina	1,246	1,171	1,124	1,156	1,117	75	129
Coastal Georgia	614	618	604	631	611	(4)	3
Gainesville	229	233	235	246	246	(4)	(17)
East Tennessee	420	433	425	421	435	(13)	(15)
South Carolina	1,870	1,778	1,774	1,708	1,705	92	165
Florida	1,453	—	—	—	—	1,453	1,453
Commercial Banking Solutions	3,169	3,097	1,995	1,922	1,916	72	1,253
Indirect auto	—	—	—	—	131	—	(131)
Total loans	$11,799	$10,133	$8,935	$8,813	$8,903	$1,666	$2,896

UNITED COMMUNITY BANKS, INC.

Financial Highlights

Credit Quality

	2020
(in thousands)	Third Quarter	Second Quarter	First Quarter
NONACCRUAL LOANS
Owner occupied RE	$11,075	$10,710	$10,405
Income producing RE	12,230	11,274	2,235
Commercial & industrial	3,534	3,432	3,169
Commercial construction	1,863	2,290	1,724
Equipment financing	3,137	3,119	2,439
Total commercial	31,839	30,825	19,972
Residential mortgage	13,864	13,185	12,458
Home equity lines of credit	2,642	3,138	3,010
Residential construction	479	500	540
Consumer	260	373	228
Total	$49,084	$48,021	$36,208

	2020
	Third Quarter		Second Quarter		First Quarter
(in thousands)	Net Charge- Offs	Net Charge- Offs to Average Loans (1)	Net Charge- Offs	Net Charge- Offs to Average Loans (1)	Net Charge- Offs	Net Charge- Offs to Average Loans (1)
NET CHARGE-OFFS BY CATEGORY
Owner occupied RE	$(725)	(0.14)%	$(466)	(0.11)%	$(1,028)	(0.24)%
Income producing RE	1,785	0.29	4,548	0.86	270	0.05
Commercial & industrial	(105)	(0.01)	(37)	(0.01)	7,185	2.30
Commercial construction	(171)	(0.07)	122	0.05	(141)	(0.06)
Equipment financing	1,993	0.93	1,665	0.87	1,507	0.81
Total commercial	2,777	0.12	5,832	0.31	7,793	0.47
Residential mortgage	(35)	(0.01)	(6)	—	9	—
Home equity lines of credit	(125)	(0.07)	(98)	(0.06)	(83)	(0.05)
Residential construction	—	—	(5)	(0.01)	(12)	(0.02)
Consumer	(79)	(0.22)	426	1.39	407	1.30
Total	$2,538	0.09	$6,149	0.25	$8,114	0.37

(1)	Annualized.

UNITED COMMUNITY BANKS, INC.
Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share data)	September 30, 2020	December 31, 2019
ASSETS
Cash and due from banks	$122,048	$125,844
Interest-bearing deposits in banks	923,591	389,362
Cash and cash equivalents	1,045,639	515,206
Debt securities available-for-sale	2,690,448	2,274,581
Debt securities held-to-maturity (fair value $413,820 and $287,904)	398,373	283,533
Loans held for sale at fair value	128,587	58,484
Loans and leases held for investment	11,798,910	8,812,553
Less allowance for credit losses - loans and leases	(134,256)	(62,089)
Loans and leases, net	11,664,654	8,750,464
Premises and equipment, net	211,885	215,976
Bank owned life insurance	201,515	202,664
Accrued interest receivable	48,091	32,660
Net deferred tax asset	39,818	34,059
Derivative financial instruments	103,388	35,007
Goodwill and other intangible assets, net	384,074	342,247
Other assets	236,405	171,135
Total assets	$17,152,877	$12,916,016
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$5,227,170	$3,477,979
NOW and interest-bearing demand	2,989,455	2,461,895
Money market	3,399,793	2,230,628
Savings	891,147	706,467
Time	1,819,586	1,859,574
Brokered	276,225	160,701
Total deposits	14,603,376	10,897,244
Long-term debt	326,703	212,664
Derivative financial instruments	33,519	15,516
Accrued expenses and other liabilities	222,024	154,900
Total liabilities	15,185,622	11,280,324
Shareholders' equity:
Preferred stock; $1 par value; 10,000,000 shares authorized; Series I, $25,000 per share liquidation preference; 4,000 shares issued and outstanding	96,422	—
Common stock, $1 par value; 150,000,000 shares authorized; 86,611,114 and 79,013,729 shares issued and outstanding	86,611	79,014
Common stock issuable; 590,521 and 664,640 shares	10,632	11,491
Capital surplus	1,637,467	1,496,641
Retained earnings	94,938	40,152
Accumulated other comprehensive income	41,185	8,394
Total shareholders' equity	1,967,255	1,635,692
Total liabilities and shareholders' equity	$17,152,877	$12,916,016

UNITED COMMUNITY BANKS, INC.
Consolidated Statements of Income (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2020	2019	2020	2019
Interest revenue:
Loans, including fees	$126,936	$122,645	$352,861	$357,575
Investment securities, including tax exempt of $1,895, $1,118, $4,988 and $3,409	14,558	17,744	47,567	57,638
Deposits in banks and short-term investments	279	226	1,497	1,074
Total interest revenue	141,773	140,615	401,925	416,287

Interest expense:
Deposits:
NOW and interest-bearing demand	1,634	3,214	6,240	10,283
Money market	3,017	5,126	10,969	14,100
Savings	47	41	121	115
Time	4,300	8,732	18,014	25,687
Deposits	8,998	17,113	35,344	50,185
Short-term borrowings	2	429	3	838
Federal Home Loan Bank advances	27	521	28	2,695
Long-term debt	4,292	3,214	10,186	9,813
Total interest expense	13,319	21,277	45,561	63,531
Net interest revenue	128,454	119,338	356,364	352,756
Provision for credit losses	21,793	3,100	77,527	9,650
Net interest revenue after provision for credit losses	106,661	116,238	278,837	343,106

Noninterest income:
Service charges and fees	8,260	9,916	23,893	27,429
Mortgage loan gains and other related fees	25,144	8,658	57,113	17,750
Brokerage and wealth management fees	3,055	1,699	6,019	4,624
Gains from sales of other loans, net	1,175	1,639	3,889	4,412
Securities gains (losses), net	746	—	746	(118)
Other	10,302	7,119	23,074	20,433
Total noninterest income	48,682	29,031	114,734	74,530
Total revenue	155,343	145,269	393,571	417,636

Noninterest expenses:
Salaries and employee benefits	59,067	50,501	162,236	146,161
Communications and equipment	6,960	6,223	19,462	18,233
Occupancy	7,050	5,921	18,709	17,424
Advertising and public relations	1,778	1,374	5,312	4,256
Postage, printing and supplies	1,703	1,618	4,986	4,733
Professional fees	5,083	4,715	14,003	11,930
Lending and loan servicing expense	3,043	2,556	8,525	7,509
Outside services - electronic banking	1,888	1,934	5,516	5,101
FDIC assessments and other regulatory charges	1,346	314	4,388	3,571
Amortization of intangibles	1,099	1,210	3,126	3,845
Merger-related and other charges	3,361	2,541	4,566	6,981
Other	3,603	4,017	10,670	11,077
Total noninterest expenses	95,981	82,924	261,499	240,821
Net income before income taxes	59,362	62,345	132,072	176,815
Income tax expense	11,755	13,983	27,485	40,106
Net income	47,607	48,362	104,587	136,709
Preferred stock dividends	1,814	—	1,814	—
Dividends and undistributed earnings allocated to unvested shares	356	351	779	982
Net income available to common shareholders	$45,437	$48,011	$101,994	$135,727

Net income per common share:
Basic	$0.52	$0.60	$1.25	$1.70
Diluted	0.52	0.60	1.25	1.70
Weighted average common shares outstanding:
Basic	87,129	79,663	81,815	79,714
Diluted	87,205	79,667	81,876	79,718

Average Consolidated Balance Sheets and Net Interest Analysis
For the Three Months Ended September 30,
	2020			2019
(dollars in thousands, fully taxable equivalent (FTE))	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (FTE) (1)(2)	$11,644,202	$126,342	4.32%	$8,835,585	$122,526	5.50%
Taxable securities (3)	2,499,649	12,663	2.03	2,379,927	16,626	2.79
Tax-exempt securities (FTE) (1)(3)	249,959	2,544	4.07	170,027	1,502	3.53
Federal funds sold and other interest-earning assets	1,321,445	1,132	0.34	182,935	616	1.35
Total interest-earning assets (FTE)	15,715,255	142,681	3.61	11,568,474	141,270	4.85

Noninterest-earning assets:
Allowance for credit losses	(128,581)			(63,474)
Cash and due from banks	135,949			116,922
Premises and equipment	216,326			221,930
Other assets (3)	1,074,529			836,951
Total assets	$17,013,478			$12,680,803

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW and interest-bearing demand	$2,890,735	1,634	0.22	$2,123,910	3,214	0.60
Money market	3,501,781	3,017	0.34	2,277,162	5,126	0.89
Savings	864,849	47	0.02	695,297	41	0.02
Time	1,933,764	4,127	0.85	1,879,801	8,053	1.70
Brokered time deposits	96,198	173	0.72	102,078	679	2.64
Total interest-bearing deposits	9,287,327	8,998	0.39	7,078,248	17,113	0.96
Federal funds purchased and other borrowings	4,405	2	0.18	73,733	429	2.31
Federal Home Loan Bank advances	2,818	27	3.81	88,261	521	2.34
Long-term debt	327,017	4,292	5.22	243,935	3,214	5.23
Total borrowed funds	334,240	4,321	5.14	405,929	4,164	4.07
Total interest-bearing liabilities	9,621,567	13,319	0.55	7,484,177	21,277	1.13

Noninterest-bearing liabilities:
Noninterest-bearing deposits	5,172,999			3,453,174
Other liabilities	270,451			155,107
Total liabilities	15,065,017			11,092,458
Shareholders' equity	1,948,461			1,588,345
Total liabilities and shareholders' equity	$17,013,478			$12,680,803

Net interest revenue (FTE)		$129,362			$119,993
Net interest-rate spread (FTE)			3.06%			3.72%
Net interest margin (FTE) (4)			3.27%			4.12%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 26%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2)	Included in the average balance of loans outstanding are loans on which the accrual of interest has been discontinued and loans that are held for sale.
(3)	Securities available for sale are shown at amortized cost. Pretax unrealized gains of $77.0 million in 2020 and unrealized gains of $35.1 million in 2019 are included in other assets for purposes of this presentation.
(4)	Net interest margin is taxable equivalent net interest revenue divided by average interest-earning assets.

Average Consolidated Balance Sheets and Net Interest Analysis
For the Nine Months Ended September 30,
	2020			2019
(dollars in thousands, fully taxable equivalent (FTE))	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (FTE) (1)(2)	$10,087,630	$351,536	4.65%	$8,646,622	$357,541	5.53%
Taxable securities (3)	2,362,674	42,579	2.40	2,532,070	54,229	2.86
Tax-exempt securities (FTE) (1)(3)	197,231	6,699	4.53	168,787	4,579	3.62
Federal funds sold and other interest-earning assets	850,722	3,621	0.57	186,402	1,913	1.37
Total interest-earning assets (FTE)	13,498,257	404,435	4.00	11,533,881	418,262	4.85

Non-interest-earning assets:
Allowance for loan losses	(96,235)			(62,664)
Cash and due from banks	134,354			121,889
Premises and equipment	217,551			220,872
Other assets (3)	964,511			785,862
Total assets	$14,718,438			$12,599,840

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW and interest-bearing demand	$2,583,911	6,240	0.32	$2,199,607	10,283	0.63
Money market	2,797,350	10,969	0.52	2,187,822	14,100	0.86
Savings	788,681	121	0.02	685,167	115	0.02
Time	1,860,597	17,435	1.25	1,761,374	20,338	1.54
Brokered time deposits	102,502	579	0.75	292,835	5,349	2.44
Total interest-bearing deposits	8,133,041	35,344	0.58	7,126,805	50,185	0.94
Federal funds purchased and other borrowings	1,611	3	0.25	44,898	838	2.50
Federal Home Loan Bank advances	1,001	28	3.74	142,876	2,695	2.52
Long-term debt	256,218	10,186	5.31	252,686	9,813	5.19
Total borrowed funds	258,830	10,217	5.27	440,460	13,346	4.05
Total interest-bearing liabilities	8,391,871	45,561	0.73	7,567,265	63,531	1.12

Noninterest-bearing liabilities:
Noninterest-bearing deposits	4,356,484			3,335,450
Other liabilities	206,904			164,350
Total liabilities	12,955,259			11,067,065
Shareholders' equity	1,763,179			1,532,775
Total liabilities and shareholders' equity	$14,718,438			$12,599,840

Net interest revenue (FTE)		$358,874			$354,731
Net interest-rate spread (FTE)			3.27%			3.73%
Net interest margin (FTE) (4)			3.55%			4.11%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 26%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2)	Included in the average balance of loans outstanding are loans on which the accrual of interest has been discontinued and loans that are held for sale.
(3)	Securities available for sale are shown at amortized cost. Pretax unrealized gains of $65.5 million in 2020 and unrealized gains of $4.94 million in 2019 are included in other assets for purposes of this presentation.
(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.

About United Community Banks, Inc.

United Community Banks, Inc. (NASDAQ: UCBI) (United) is a bank holding company headquartered in Blairsville, Georgia, with executive offices in Greenville, South Carolina. United is one of the largest full-service financial institutions in the Southeast, with $17.2 billion in assets, and 163 offices in Florida, Georgia, North Carolina, South Carolina and Tennessee. United Community Bank, United’s wholly-owned bank subsidiary, specializes in personalized community banking services for individuals, small businesses and companies throughout its geographic footprint, including Florida under the brand Seaside Bank and Trust. Services include a full range of consumer and commercial banking products, including mortgage, advisory, treasury management, and wealth management. Respected national research firms consistently recognize United for outstanding customer service. In 2020, J.D. Power ranked United highest in customer satisfaction with retail banking in the Southeast, marking six out of the last seven years United earned the coveted award. Forbes included United in its inaugural list of the World’s Best Banks in 2019 and again in 2020. Forbes also recognized United on its 2020 list of the 100 Best Banks in America for the seventh consecutive year. United also received five Greenwich Excellence Awards in 2019 for excellence in Small Business Banking and Middle Market Banking, including a national award for Overall Satisfaction in Small Business Banking. Additional information about United can be found at www.ucbi.com.

Non-GAAP Financial Measures

This press release, including the accompanying financial statement tables, contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain operating performance measures, which exclude merger-related and other charges that are not considered part of recurring operations, such as “operating net income,” “pre-tax pre-provision income,” “operating net income per diluted common share,” “operating earnings per share,” “tangible book value per common share,” “operating return on common equity,” “operating return on tangible common equity,” “operating return on assets,” “return on assets - pre-tax pre-provision, excluding merger-related and other charges,” “return on assets – pre-tax pre-provision,” “operating efficiency ratio,” and “tangible common equity to tangible assets.” These non-GAAP measures are included because United believes they may provide useful supplemental information for evaluating United’s underlying performance trends. These measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable measures as reported in accordance with GAAP are included with the accompanying financial statement tables.

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